UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2005

JUPITERMEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-26393	06-1542480
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Old Kings Highway South, Darien, CT	06820
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 662-2800

Not Applicable

(Former name or former address, if changed since last report)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS (SEE GENERAL INSTRUCTION A.2. BELOW):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 30, 2005, the Registrant agreed to acquire, through its wholly owned subsidiary JupiterImages Corporation (“JupiterImages”), all of the issued and outstanding stock of PictureArts Corporation (the “Company”) (www.picturearts.com), a California corporation and the parent company of PictureArts New York, Inc., a New York corporation, pursuant to a Stock Purchase Agreement (the “Purchase Agreement”), dated as of June 30, 2005, among JupiterImages, Jeffrey Burke and Lorraine Triolo (the “Acquisition”). The Acquisition is expected to close during the third quarter of 2005 and is subject to customary closing conditions, including regulatory approvals.

The consideration to be paid by JupiterImages in the Acquisition (which was determined as a result of arms’-length negotiations) consists of cash in the amount of $63,246,579. The purchase price is subject to adjustment after the closing date based on the adjusted net assets of the Company as of the closing date. The Registrant intends to finance the purchase price with cash on hand and borrowings under a senior credit facility with JPMorgan Chase Bank, N.A. to be obtained in connection with the transaction.

The Company is the parent company of PictureArts New York, Inc., a New York corporation (collectively with the Company, “PictureArts Group”). PictureArts Group, a distinctive source for unique images, creates, licenses and distributes outstanding images through specialized collections. Founded in 1984 by husband and wife team Jeffrey Burke and Lorraine Triolo, PictureArts Group offers a variety of resources to advertisers, designers, publishers and other communications professionals and provides appropriate image solutions for their visual communication needs. PictureArts Group distributes its own Brand X Pictures brand (http://www.brandxpictures.com), an outstanding collection of high-end, royalty-free stock photography. PictureArts Group’s FoodPix brand (http://www.foodpix.com), a leading specialty library of rights-managed food and beverage images, features images from many internationally renowned photographers. PictureArts Group also includes the Botanica collection (http://www.botanica.com), a rights-managed photography collection that focuses on a wide array of refreshing botanical images mixed with current lifestyle concepts and trends. PictureArts Group’s Nonstock brand (http://www.nonstock.com) is an innovative, rights-managed photography collection with one focus: avoiding the ordinary. PictureArts Group has over 75 employees and is headquartered in South Pasadena, California. PictureArts Group also has a sales and creative office in New York City and serves its international base of customers through multiple distribution channels worldwide.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

10.1    Stock Purchase Agreement, dated as of June 30, 2005, by and among JupiterImages Corporation, Jeffrey Burke and Lorraine Triolo.

99.1	Press Release, dated July 1, 2005, of Jupitermedia Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

JUPITERMEDIA CORPORATION

By:	/s/ Christopher S. Cardell
Name:	Christopher S. Cardell
Title:	President

Date: July 1, 2005

EXHIBIT INDEX

Exhibit:
10.1	Stock Purchase Agreement, dated as of June 30, 2005, by and among JupiterImages Corporation, Jeffrey Burke and Lorraine Triolo.

99.1	Press Release, dated July 1, 2005, of Jupitermedia Corporation